UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):	January 20, 2012

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B, Suite 400, Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Amendment to Proposed Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan
On December 14, 2011, the Board of Directors of Multimedia Games Holding Company, Inc. (the "Company") adopted, subject to shareholder approval, the Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan (the “Plan”).  The Plan was included in the Company's Proxy Statement for its 2012 Annual Meeting of Shareholders (the "Annual Meeting”) as Proposal Two (the “Prior Proposal”).

On January 20, 2012, the Board of Directors of the Company approved an amendment to Section VII(c) of the Plan (the “Amended Plan”) in order to provide for a maximum term of no more than 10 years for a Nonstatutory Option (as defined therein).  The Prior Proposal is also therefore amended and the Amended Plan will become effective immediately upon shareholder approval at the Annual Meeting.  A copy of the Amended Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, the Board of Directors has determined that the Company’s current equity incentive plan, the Consolidated Equity Incentive Plan (the “Consolidated Plan”), would terminate, and no additional awards would be granted out of the Consolidated Plan, effective as of the approval of the Amended Plan by the Company’s shareholders at the Annual Meeting.  In addition, the Company wishes to disclose that the average remaining term for the Company’s 4,779,201 options outstanding under prior equity incentive plans at September 30, 2011 is 4.36 years.

Any vote "FOR" or "AGAINST" the Prior Proposal using the proxy card made available to the shareholders of record by the Company or the voting instruction card made available to the shareholders of record by their brokerage firm, bank, broker-dealer, trustee or nominee will be counted as a vote "FOR" or "AGAINST" the Amended Plan, respectively.  Any shareholder of record who already voted on the Prior Proposal and wish to change his, her or its vote can do so by (i) properly executing a proxy of a later date, by phone, internet or mail; (ii) delivering an executed, written notice of revocation to the Inspector of Elections, at our principal executive offices, 206 Wild Basin Road South, Building B, Austin, Texas 78746, or a duly executed proxy bearing a date subsequent to his, her or its original proxy prior to the date of the Annual Meeting, or (iii) attending the Annual Meeting and voting in person.

Clarification regarding September 19, 2010 Option Grant to Patrick Ramsey
As previously disclosed on the Company’s Form 8-K as filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2011, on September 19, 2010, Patrick Ramsey, the Company’s President and Chief Executive Officer, received a grant of an option to purchase 700,000 shares of the Company’s common stock pursuant to his Amended and Restated Employment Agreement.  In September 2011, the Company determined that Mr. Ramsey’s September 19, 2010 stock option grant inadvertently exceeded the maximum grant permitted under the Company’s Consolidated Equity Incentive Plan by approximately 120,000 shares.  Based on Black-Scholes calculations, these 120,000 shares had a value of $242,832.00 at the date of grant.  This amount was provided to Mr. Ramsey in the form of a cash payment and the original grant of an option to purchase 700,000 shares was reduced to a grant of 580,000 shares, with the entire 120,000 shares being set aside from the first tranche of options set forth in the vesting schedule, which had already vested.  The Company would like to clarify that on the date the Compensation Committee of the Company’s Board of Directors approved the cash payment for the terminated 120,000 options, each of the 120,000 options had already vested.  The foregoing disclosure is reflected on Mr. Ramsey’s Form 4/A, as filed with the Commission on September 26, 2011.  Also please see “Outstanding Equity Awards at Our Fiscal Year Ended September 30, 2011” footnote 3 in our Proxy Statement.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed below is being furnished with this Form 8-K.

Exhibit No.	Description
10.1	Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: January 23, 2012	By:	/s/ Jerome R. Smith
Jerome R. Smith
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Multimedia Games Holding Company, Inc. 2012 Equity Incentive Plan, as amended.